UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2026

STARDUST POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39875	99-3863616
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

15 E. Putnam Ave, Suite 378 Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

(800) 742-3095

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SDST	The Nasdaq Capital Market
Redeemable warrants, with 10 warrants exercisable for one share of Common Stock at an exercise price of $115.00	SDSTW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 24, 2026, Stardust Power Inc. (the “Company”) was notified by the listing qualifications staff of Nasdaq Regulation (“Nasdaq”) that the Company did not satisfy the minimum $35 million market value of the listed securities requirement for 30 consecutive business days, as required under Nasdaq Listing Rule 5550(b)(2) for the Nasdaq Capital Market (the “MVLS Requirement”). Nasdaq also noted that the Company does not meet the requirements under Listing Rules 5550(b)(1) and 5550(b)(3).

Under Nasdaq Listing Rule 5810(c)(3)(C), the Company has 180 calendar days following the date of the notice, or until October 21, 2026, to regain compliance. The Company may regain compliance with Nasdaq Listing Rule 5550(b) by satisfying any of the alternative continued listing standards set forth in that rule, including: (i) maintaining stockholders’ equity of at least $2.5 million under Nasdaq Listing Rule 5550(b)(1), (ii) maintaining a market value of listed securities of at least $35 million under Nasdaq Listing Rule 5550(b)(2), or (iii) reporting net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the three most recently completed fiscal years under Nasdaq Listing Rule 5550(b)(3). To the extent the Company seeks to regain compliance through the MVLS Requirement, the Company’s market value of listed securities must close at $35 million or more for a minimum of 10 consecutive business days during the 180-day compliance period. If the Company does not regain compliance with the rules prior to expiration of the compliance period, it will receive written notification that its securities are subject to delisting.

The Company may appeal any future delisting determination to a hearing panel. The panel has the ability to grant a six month period to determine any appeal. During this time, the listing of the securities would not be affected. The notification received has no immediate impact on the listing of the Company’s securities on the Nasdaq Capital Market.

The Company will continue to monitor its MVLS Requirement and may, as appropriate, consider available options to regain compliance.

Item 8.01 – Other Events.

Support from the Office of the Governor of the State of Oklahoma

Recently, the Company’s proposed Lithium Refinery Project (“the Project”) has received significant support from the Office of the Governor of the State of Oklahoma. Oklahoma being one of America’s premier energy states was emphasized, along with the readiness and the emphasis of the State support for the Project. Oklahoma’s location, business climate, and focal point as an energy hub in the United States make it a preferred location for our clean energy facility.

Support from the Oklahoma Department of Commerce

Additionally, the Project received significant support from the Oklahoma Department of Commerce. The potential of the Project to bring quality jobs, capital investment and long term economic opportunity to Oklahoma was recognized along with the ability to serve the interest of the local communities in Oklahoma.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2026

STARDUST POWER INC.

By:	/s/ Roshan Pujari
Name:	Roshan Pujari
Title:	Chief Executive Officer and Chairman